Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
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Allied Nevada Gold Corp., et al.,[1]	)	Case No. 15-10503 (MFW)
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Debtors.	)	Jointly Administered
)
	)	Re: Docket Nos. 16 & 70
)

NOTICE OF FILING OF DEBTOR IN

POSSESSION FINANCING SYNDICATION PROCEDURES

PLEASE TAKE NOTICE that on March 10, 2015 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

PLEASE TAKE FURTHER NOTICE that on March 12, 2015, the Bankruptcy Court entered the Interim Order: (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Grant Liens and Superpriority Administrative Expense Status, (C) Use Cash Collateral of Prepetition Secured Parties, and (D) Grant Adequate Protection to Prepetition Secured Parties; (II) Scheduling a Final Hearing Pursuant to Bankruptcy Rules 4001(B) and 4001(C); and (III) Granting Related Relief [Docket No. 70].

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Allied Nevada Gold Corp. (7115); Allied Nevada Gold Holdings LLC (7115); Allied VGH Inc. (3601); Allied VNC Inc. (3291); ANG Central LLC (7115); ANG Cortez LLC (7115); ANG Eureka LLC (7115); ANG North LLC (7115); ANG Northeast LLC (7115); ANG Pony LLC (7115); Hasbrouck Production Company LLC (3601); Hycroft Resources & Development, Inc. (1989); Victory Exploration Inc. (8144); and Victory Gold Inc. (8139). The corporate headquarters for each of the above Debtors are located at, and the mailing address for each of the above Debtors, except Hycroft Resources & Development, Inc., is 9790 Gateway Drive, Suite 200, Reno, NV 89521. The mailing address for Hycroft Resources & Development, Inc. is P.O. Box 3030, Winnemucca, NV 89446.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Declaration of Stephen M. Jones in Support of Chapter 11 Petitions and Various First Day Applications and Motions [Docket No. 16] (the “First Day Declaration”), which included the restructuring term sheet (the “RTS”)2 that was attached as Exhibit A to the restructuring support agreement (the “RSA”) to the First Day Declaration. Pursuant to the terms of the RSA and related RTS, certain beneficial owners of the 8.75% senior unsecured notes due 2019 issued by Allied Nevada Gold Corp., as of March 10, 2015, are being afforded by the Initial Lenders (as defined in those certain Syndication Procedures attached hereto as Exhibit A) the opportunity to subscribe to commit to provide financing under the DIP Facility in accordance with the terms set forth in the Syndication Procedures by no later than 5:00 p.m. prevailing Eastern Time on April 3, 2015.

PLEASE TAKE FURTHER NOTICE that the information set forth herein is being provided for notice purposes only and any questions in connection with the Syndication Procedures should be addressed as follows:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, DE 19801

Attention: Kristin Moore

Telecopy No.: (302) 421-9137

Email: KMoore@wsfsbank.com

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the RTS.

2

Wilmington, Delaware Date: March 13, 2015	BLANK ROME LLP

By: /s/ Stanley B. Tarr

Stanley B. Tarr (No. 5535)

Bonnie Glantz Fatell (No. 3809)

Michael D. DeBaecke (No. 3186)

1201 N. Market Street, Suite 800

Wilmington, Delaware 19801

Telephone: (302) 425-6400

Facsimile: (302) 425-6464

-and-

AKIN GUMP STRAUSS HAUER & FELD LLP

Ira S. Dizengoff (admitted pro hac vice)

Philip C. Dublin (admitted pro hac vice)

Alexis Freeman (admitted pro hac vice)

Kristine G. Manoukian (No. 5509)

One Bryant Park

New York, New York 10036

Telephone: (212) 872-1000

Facsimile: (212) 872-1002

Proposed Co-Counsel to the Debtors and Debtors in Possession

3

Exhibit A

Syndication Procedures

ALLIED NEVADA GOLD CORP.

SECURED MULTIPLE DRAW

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

SYNDICATION PROCEDURES

The DIP Purchase Right described herein is NOT transferable and only Eligible Lenders may participate in the DIP Purchase Right strictly in accordance with these Syndication Procedures.

As soon as practicable and in any event no later than the Syndication Deadline, the Credit Exposure of each Initial Lender will be syndicated as set forth herein (the “Syndication Procedures”). Capitalized terms used herein and not defined shall have the meanings assigned to them in that certain Secured Multiple Draw Debtor-In-Possession Credit Agreement dated as of March 12, 2015 (the “Credit Agreement”), by and among Allied Nevada Gold Corp., a corporation incorporated under the laws of the State of Delaware, as borrower (the “Borrower”), the direct and indirect subsidiaries of the Borrower party thereto from time to time as guarantors, the lending institutions from time to time party thereto as lenders (each, a “Lender” and, collectively, the “Lenders”) and Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”).

Commencing on the Syndication Start Date, each Eligible Lender shall have the right to commit to purchase on the Syndication Purchase Date (the “DIP Purchase Right”) up to its Eligible Share of the Credit Exposure of the Initial Lenders, subject to the terms and conditions of these Syndication Procedures. To exercise its DIP Purchase Right, an Eligible Lender must deliver written notice (a “Purchase Notice”) to the Agent (at the address set forth below) no later than the Syndication Deadline, which Purchase Notice shall indicate the amount of Credit Exposure, if any, it proposes to purchase, together with written evidence (the “Supporting Documentation”), upon which the Agent may conclusively rely without independent investigation, demonstrating (i) such Eligible Lender’s beneficial ownership of the Prepetition Notes on March 10, 2015 (which shall include proof of holdings as reflected in a broker dealer medallion-stamped statement to be provided by the beneficial holder, or such other proof of holdings acceptable to the Agent in its sole discretion), and (ii) that it is a QIB. Notwithstanding the foregoing, after giving effect to any such purchase by an Eligible Lender on the Syndication Purchase Date, the aggregate amount of Credit Exposure of such Eligible Lender shall not exceed such Eligible Lender’s Eligible Share of the aggregate Credit Exposure of all Lenders; provided, that Eligible Lenders that are Affiliates of each other may allocate their proposed Credit Exposure among themselves with the consent of the Agent. The Agent shall promptly notify the Initial Lenders of its receipt of any Purchase Notice and shall deliver the final syndication list to the Initial Lenders promptly after the Syndication Deadline. All notices and other communications required to be delivered to the Agent pursuant to these Syndication Procedures shall be made in writing, or by any telecommunication device capable of creating a written record, and addressed as follows:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, DE 19801

Attention: Kristin Moore

Telecopy No.: (302) 421-9137

Email: KMoore@wsfsbank.com

The Credit Exposure purchased by each Eligible Lender pursuant to the Syndication Procedures (x) shall consist of Loans and undrawn Individual Commitments in the same proportion as all Loans bear to all undrawn Individual Commitments, (y) shall be purchased from each of the Initial Lenders on a pro rata basis in the same proportion as such Initial Lender’s Pro Rata Share (and the amount so purchased shall reduce the Credit Exposure of the Initial Lenders on a dollar-for-dollar basis) and (z) shall be in an amount not less than US$100,000. As of the Syndication Deadline, each Eligible Lender that has timely delivered to the Agent a Purchase Notice and Supporting Documentation shall be deemed to have irrevocably committed to (i) the payment of the par amount of the Loans being purchased by such Eligible Lender and (ii) the assumption of the par amount of Individual Commitments being assumed by such Eligible Lender, in each case, on the Syndication Purchase Date, against delivery of the Credit Exposure purchased by such Eligible Lender.

Notwithstanding anything contained herein to the contrary, any administrative procedures in connection with the syndication described herein will be determined by the Agent and the Initial Lenders in their reasonable discretion. All of the Agent’s and Initial Lenders’ fees, costs and expenses in connection with the syndication described herein shall be payable by the Obligors pursuant to and in accordance with the expense reimbursement provisions of the Credit Agreement and the Obligors shall take all such actions reasonably requested as may be necessary or desirable, as reasonably determined by the Agent and/or the Initial Lenders, to carry out the provisions of these Syndication Procedures. Each Eligible Lender that timely and properly exercises its DIP Purchase Right in accordance with the terms hereof shall be deemed to consent to the form and substance of the Credit Documents, the Interim Order, the Final Order, the Initial Budget, each Approved Budget (to the extent in effect prior to the Syndication Purchase Date), and each Variance Report (to the extent delivered prior to the Syndication Purchase Date).

In order to ensure a successful syndication in accordance with these Syndication Procedures, during the period commencing on the date of entry of these Syndication Procedures on the docket of the Bankruptcy Court and ending at 5:00 p.m. New York time on the Syndication Purchase Date, no Initial Lender shall transfer, sell or assign any of its Credit Exposure such that the Credit Exposure of such Initial Lender (after giving effect to all such transfers, sales and assignments during such period) shall be in an amount less than its Minimum Hold Amount (and any such transfer, sale or assignment in excess thereof shall be deemed null and void) (the foregoing limitation, the “Syndication Trading Restriction”). In furtherance of the foregoing, the Bankruptcy Court hereby authorizes and directs, and each of the Agent, the Lenders and the Obligors shall be deemed to have agreed, that the Credit Agreement, including, without limitation, Section 15.5 thereof, shall be deemed to be amended and/or modified (without any further action or consent of any Person) to the extent necessary to effectuate the Syndication Trading Restriction and the Syndication Procedures on the terms and conditions set forth herein.

For purposes of these Syndication Procedures, the following terms shall have the following meanings:

“Affiliate” “means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, as applied to each Lender, the sum of the aggregate principal amount of such Lender’s outstanding Loans and undrawn Individual Commitment.

“Eligible Lender” means each institution that (i) is a QIB, (ii) is a beneficial owner of Prepetition Notes on March 10, 2015, (iii) is not the Borrower or an Affiliate of the Borrower and (iv) is not an Initial Lender or an Affiliate of an Initial Lender.

“Eligible Share” means, with respect to each Eligible Lender, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate principal amount of Prepetition Notes beneficially owned by such Eligible Lender on March 10, 2015, and (ii) the denominator of which is the aggregate principal amount of Prepetition Notes beneficially owned by all Eligible Lenders and all Initial Lenders, in each case, on March 10, 2015. For the avoidance of doubt, the “Eligible Share” of any Eligible Lender shall not include any Prepetition Notes that are first beneficially owned by such Eligible Lender after March 10, 2015.

“Initial Lender” means each Lender on the Closing Date.

“Maximum Syndication Amount” means US$25,740,000.

“Minimum Hold Amount” means, as to each Initial Lender, its Pro Rata Share of the Maximum Syndication Amount.

“Prepetition Notes” means the 8.75% senior unsecured notes due 2019 issued by the Borrower.

“Pro Rata Share” means, as to each Initial Lender, the ratio of (i) the aggregate principal amount of Individual Commitments and Loans held by such Initial Lender on the Closing Date to (ii) the aggregate principal amount of Individual Commitments and Loans held by all Initial Lenders on the Closing Date.

“QIB” means a qualified institutional buyer, as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended.

“Syndication Deadline” means 5:00 p.m. New York Time on April 3, 2015.

“Syndication Purchase Date” means, with respect to each Eligible Lender, the first date on which all Eligible Lenders that have timely and properly exercised their DIP Purchase Right shall have (i) delivered to the Agent an executed assignment agreement and such other documents as the Agent may reasonably require and (ii) paid the purchase price for its respective Credit Exposure to the Agent (or such other Person(s) as the Agent may designate) for the pro rata benefit of the Initial Lenders; provided, that the Syndication Purchase Date shall be no later than 5:00 p.m. New York Time on April 24, 2015.

“Syndication Start Date” means March 16, 2015.